Exhibit 3.26

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HILTON KINGSLAND 1, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Hilton Kingsland 1, LLC, a Delaware limited liability company (the “Company”), is dated as of October 25, 2017 and effective as of October 24, 2016, by Hilton Resorts Corporation, a Delaware corporation (“HRC”), as the sole member (HRC and each other person admitted to the Company in accordance with the terms of this Agreement, until such time as such person ceases to be a member of the Company, individually, a “Member” and collectively, the “Members”).

W I T N E S S E T H:

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), pursuant to the Certificate of Formation, as filed in the office of the Secretary of State of the State of Delaware on April 15, 2005, and the Limited Liability Company Agreement of the Company, dated as of April 18, 2005 (the “Original Agreement”), by Building Exchange Company, a Virginia corporation, as the initial member of the Company (the “Initial Member”);

WHEREAS, (i) the Initial Member has heretofore assigned all of its interest in the Company to Hilton Illinois Corp., a Nevada corporation (“HIC”) pursuant to that certain Assignment of Membership Interest dated as of October 25, 2005, (ii) HIC was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Initial Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) HIC has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-K LLC, a Delaware limited liability company (the “First Intermediate Member”), pursuant to that certain Contribution Agreement dated as of the date hereof (the “Contribution Agreement”), (ii) the First Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) HIC has heretofore ceased to be a member of the Company;

WHEREAS, (i) the First Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-J LLC, a Delaware limited liability company (the “Second Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Second Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the First Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Second Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-I LLC, a Delaware limited liability company (the “Third Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Third

Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Second Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Third Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-H LLC, a Delaware limited liability company (the “Fourth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Fourth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Third Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Fourth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-G LLC, a Delaware limited liability company (the “Fifth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Fifth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Fourth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Fifth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-F LLC, a Delaware limited liability company (the “Sixth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Sixth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Fifth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Sixth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-E LLC, a Delaware limited liability company (the “Seventh Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Seventh Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Sixth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Seventh Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-D LLC, a Delaware limited liability company (the “Eighth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Eighth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Seventh Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Eighth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz, II-C LLC, a Delaware limited liability company (the “Ninth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Ninth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Eighth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Ninth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-B LLC, a Delaware limited liability company (the “Tenth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Tenth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Ninth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Tenth Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Mezz II-A LLC, a Delaware limited liability company (the “Eleventh Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Eleventh Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Tenth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, (i) the Eleventh Intermediate Member has heretofore contributed all of its interest in the Company to HLT Timeshare Borrower II LLC, a Delaware limited liability company (the “Twelfth Intermediate Member”), pursuant to the Contribution Agreement, (ii) the Twelfth Intermediate Member was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Eleventh Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, in connection and in furtherance of the foregoing transaction the Original Agreement was amended and restated on October 24, 2007 (the “Amended and Restated Agreement”);

WHEREAS, (i) the Twelfth Intermediate Member has heretofore contributed all of its interest in the Company to HRC pursuant to the Contribution Agreement dated October 24, 2016, between Park Hotels & Resorts Inc., Hilton Grand Vacations Inc., Hilton Grand Vacations Parent LLC, Hilton Grand Vacations Borrower LLC, Hilton Grand Vacations Borrower Inc., and HRC (ii) HRC was heretofore admitted to the Company as the member of the Company, (iii) the Company continued without dissolution, and (iv) the Twelfth Intermediate Member has heretofore ceased to be a member of the Company;

WHEREAS, in connection with and in furtherance of the immediately preceding transaction, the parties hereto desire to amend and restate the Amended and Restated Agreement in its entirety;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Amended and Restated Agreement in its entirety as follows:

1.    Name. The name of the limited liability company continued hereby is Hilton Kingsland 1, LLC (the “Company”).

2.    Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3.    Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

5.    Member. HRC hereby continues as a member of the Company upon its execution of a counterpart signature page to this Agreement. The name and mailing address of the Member is set forth on Schedule A attached hereto, as may be amended.

6.    Powers. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Certificate of Formation of the Company, and each other certificate of or relating to the Company, filed on or prior to the date hereof with the Secretary of State of the State of Delaware, have been executed, delivered and filed by an “authorized person” of the Company within the meaning of the Act. The execution, delivery and filing of each such certificate of or relating to the Company filed on or prior to the date hereof with the Secretary of State of the State of Delaware are hereby expressly approved, ratified and confirmed in all respects. Upon the execution of this Agreement, the Member and each officer of the Company with a title of Senior Managing Director, Managing Director, President, Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer (each a “Designated Officer”) thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or any Designated Officer shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

7.    Officers. The Company may employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business, including employees and agents who may be designated as officers with titles, including, but not limited to, “senior managing director”, “managing director”, “president”, “vice president”, “executive vice president”, “senior vice president”, “assistant vice president”, “treasurer”, “secretary”, “assistant treasurer”, “assistant secretary”, “director” and “manager”, as and to the extent authorized by the Members and with such powers as authorized by the Members.

8.    Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members, (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act, or (c) at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

9.    Liquidation. Upon dissolution pursuant to Section 8, the Company’s business and assets shall be liquidated in an orderly manner. The Members or their designee shall be the liquidators to wind up the affairs of the Company. In performing their duties, the liquidators are authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any mariner that the liquidators shall determine.

10.    Capital Contributions; Percentage Interest. The Members shall make an initial contribution to the Company in an amount approved by the Members. No Member shall be required or permitted to make any additional contributions without the consent of all of the Members. The percentage interest of each Member in the Company shall be as set forth in the books and records of the Company, as amended from time to time.

11.    Allocation of Profits and Losses. All items of income, gain, loss, deductions and credit for tax purposes shall be allocated to each Member pro rata in accordance with such Member’s percentage interest in the Company as set forth in the books and records of the Company, as amended from time to time.

12.    Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members.

13.    Assignments. A Member may sell, assign, encumber or otherwise transfer in whole or in part its limited liability company interest at any time to any person or entity without the consent of any other person or entity. If a Member transfers its limited liability company interest in the Company, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, as this Agreement may be amended or restated, which instrument may be a counterpart signature page to this Agreement or a restatement thereof. If a Member transfers all of its limited liability company interest in the Company, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder without any action by any person or entity, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

14.    Resignation. A Member may resign from the Company without obtaining the prior consent of the other Members.

15.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Members.

16.    Liability of Member. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

17.    Indemnification. The Company (the “Indemnitor”) shall indemnify and hold harmless the Members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such Indemnitee for, on behalf of, or otherwise in connection with, the Company.

18.    Amendments. This Agreement may be amended only by written instrument executed by all of the Members.

19.    Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member.

20.    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

MEMBER:

Hilton Resorts Corporation, a Delaware corporation

By:	/s/ Charles R. Corbin
Name:	Charles R. Corbin
Title:	Executive Vice President and Secretary